UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2021

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2021, Novavax, Inc. (the “Company”) entered into a collaboration and license agreement (the “Collaboration and License Agreement”) with SK bioscience Co., Ltd. (“SK bioscience”) under which SK bioscience was granted an exclusive license to develop, manufacture and commercialize NVX-CoV2373, the Company’s vaccine candidate for the SARS-CoV-2 virus (the “Vaccine Product”), in the Republic of Korea, including the anticipated sale by SK bioscience of 40 million doses of the Vaccine Product to the Korean government under their advance purchase agreement. In addition, SK bioscience will expand its capacity to manufacture the protein antigen component of the Vaccine Product, which SK bioscience has been manufacturing for the Company under an existing contract manufacturing agreement. SK bioscience will purchase a certain quantity of the finished Vaccine Product directly from the Company for early supply, subject to approval of the Vaccine Product by the relevant regulatory authority, and sufficient doses of the Company’s Matrix-M™ adjuvant to manufacture the remainder of the 40 million doses of finished Vaccine Product SK bioscience expects to sell to the Korean government. SK bioscience will pay a tiered royalty in the low to middle double-digit range on the sale of the Vaccine Product in the Republic of Korea, net of certain agreed costs.

SK bioscience is solely responsible for obtaining and maintaining all regulatory approvals required for the development, manufacture and commercialization of the Vaccine Product in the Republic of Korea, with reasonably necessary support from the Company.

The activities of the Collaboration and License Agreement are subject to oversight from a joint steering committee composed of representatives of the Company and SK bioscience. The Collaboration and License Agreement includes customary representations and warranties of the Company and SK bioscience along with certain customary covenants, including confidentiality, limitation of liability, and indemnity provisions. The Collaboration and License Agreement will expire upon the later of (i) February 12, 2023, (ii) the completion of both parties’ duties and obligations under the Collaboration and License Agreement and the Korean government’s advance purchase agreement, or (iii) the day that the World Health Organization declares that there is no longer a COVID-19 pandemic.

The foregoing description of material terms of the Collaboration and License Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: February 19, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary